Exhibit 5.1

January 23, 2004

Bedford Property Investors, Inc.

270 Lafayette Circle

Lafayette, California 94549

Re:	Bedford Property Investors, Inc.

Ladies and Gentlemen:

We have served as Maryland counsel to Bedford Property Investors, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of up to $250,000,000 in aggregate public offering price of securities (collectively, the “Securities”) consisting of: (i) shares of common stock, par value $.02 per share (the “Common Stock”), of the Company; (ii) shares of preferred stock, par value $.01 per share (the “Preferred Stock”), of the Company; and (iii) debt securities (the “Debt Securities”) of the Company, each covered by the Registration Statement on Form S-3 and all amendments thereto, as filed with the United States Securities and Exchange Commission (the “Commission”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “1933 Act”) (the “Registration Statement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

3. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Bedford Property Investors, Inc.

January 23, 2004

4. Resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof, relating to the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

5. A certificate executed by an officer of the Company, dated as of the date hereof;

6. The Registration Statement and the related form of prospectus included therein in the form in which it will be transmitted to the Commission under the 1933 Act; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Upon the issuance of any (i) shares of Common Stock or (ii) shares of Common Stock which may be issued upon conversion of any shares of Preferred Stock convertible into Common Stock, or (iii) shares of Common Stock which may be issued upon

Bedford Property Investors, Inc.

January 23, 2004

conversion of any Debt Securities convertible into Common Stock (together, the “Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock the Company is then authorized to issue under the Charter.

6. Upon the issuance of any (i) shares of Preferred Stock or (ii) shares of Preferred Stock which may be issued upon the exercise of any Debt Securities convertible into Preferred Stock (together, the “Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding will not exceed the number of shares of Preferred Stock the Company is then authorized to issue under the Charter.

7. The issuance of, and certain terms of, the Securities will be approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions and, with respect to any Securities that are Debt Securities, included in any instrument pursuant to which the Debt Securities will be issued, (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof.

8. Articles Supplementary creating and designating the number of shares and terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such shares of Preferred Stock.

9. None of the Securities will be issued, sold or transferred in violation of Article VII of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Corporate Proceedings relating to the Common Securities, the Common Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the Preferred Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Charter, the

Bedford Property Investors, Inc.

January 23, 2004

Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Corporate Proceedings relating to the Debt Securities, the Debt Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Resolutions, the Corporate Proceedings and the terms of the Debt Securities, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms thereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/    VENABLE LLP

41867-198834